                                                                     EXHIBIT 7.2


                        UNAUDITED PRO FORMA INFORMATION

         Entertainment Wichita, Inc. ("EWI") is the general partner of In Cahoots, Limited Partnership ("In Cahoots"). Through September 30, 1996, EWI owned a 1% interest in the profits and losses of In Cahoots. On October 1, 1996, limited partners of In Cahoots owning an aggregate 79% limited partnership interest, exchanged these partnership interests for an aggregate of 36,800 shares of common stock of EWI and the assumption of $150,000 of debt related to a previous acquisition of limited partnership interests by another party.

         Western Country Clubs, Inc. (the "Company"), EWI and WCCI Acquisition Corporation ("Merger Sub") have entered into an Agreement and Plan of Merger whereby EWI would become a 100% owned subsidiary of the Company by merger with Merger Sub. On December 16, 1996, the Company issued 400,000 shares of its common stock and assumed $150,000 of notes owed to former limited partners of In Cahoots in exchange for all of the outstanding common shares of EWI.

         The following unaudited pro forma consolidated balance sheet as of September 30, 1996, gives effect to the above transactions as though they were consummated on September 30, 1996. The financial statements shown as EWI on the attached pro forma balance sheet are the pro forma consolidated financial statements of EWI and In Cahoots. The statements of operations assume the above transactions had occurred at the beginning of the periods presented.

         The exchange of partnership interests of In Cahoots for shares of common stock of EWI and the assumption of certain notes payable has been treated as a reverse acquisition of EWI by the Partnership using purchase accounting and the acquisition of minority interests resulting in the recognition of goodwill in the amount of $62,945.

         The Agreement and Plan of Merger has also been treated as a transaction between entities under common control and therefore the consolidated assets and liabilities of EWI are carried over at historical cost.





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
                         WESTERN COUNTRY CLUBS, INC.

               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                             SEPTEMBER 30, 1996


                                                                            EWI              PRO FORMA
                                                        WESTERN          PRO FORMA         ADJUSTMENTS        PRO FORMA
                                                      ----------         ---------         ------------ -     --------
                  ASSETS
                  ------
Current assets:
 Cash                                                 $  186,509         $   46,036        $                  $   232,545
 Accounts receivable                                     104,771             45,828                               150,599
 Notes receivable - Cowboys                              100,000                  -                               100,000
 Inventories                                              84,599             29,773                               114,372
 Prepaid expenses                                         99,777              6,633                               106,410
 Pre-opening expenses                                     13,068                  -                                13,068
 Deferred income taxes                                   154,000                  -                               154,000
 Refundable income taxes                                 109,975                  -                               109,975
                                                      ----------         ----------        --------------     -----------
  Total current assets                                   852,699            128,270                               980,969


Property and equipment:
 Land and improvements                                   224,989                  -                               224,989
 Building and improvements                               755,900             73,297                               829,197
 Leasehold improvements                                2,605,709            176,536                             2,782,245
 Furniture, fixtures and
  equipment                                              980,633            263,699                             1,244,332
                                                      ----------         ----------        --------------     -----------

                                                       4,567,231            513,532                             5,080,763

Less accumulated depreci-
 ation and amortization                               (1,037,694)          (132,884)                           (1,170,578)
                                                      ----------         ----------        --------------     -----------
                                                       3,529,537            380,648                             3,910,185
Other assets:
 Deferred income taxes                                   136,000                  -                               136,000
 Goodwill, net of amortization                           507,184             62,945                               570,129
 Covenant not to compete, net of
 amortization                                            480,476                  -                               480,476

 Deposits and other                                      123,027                  -                               123,027
                                                      ----------         ----------        --------------     -----------

  Total other assets                                   1,246,687             62,945                             1,309,632
                                                      ----------         ----------        --------------     -----------

                                                      $5,628,923         $  571,863        $                  $ 6,200,786
                                                      ==========         ==========        ==============     ===========




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
                          WESTERN COUNTRY CLUBS, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996


                                                                            EWI           PRO FORMA
                                                         WESTERN         PRO FORMA       ADJUSTMENTS      PRO FORMA
                                                      ----------         ---------       -----------      ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
 Accounts payable                                     $  116,420         $   48,639       $               $  165,059
 Notes payable                                           300,035            200,000                          500,035
 Income taxes payable                                     94,400                239                           94,639
 Accrued expenses                                        353,500             82,328                          435,828
 Current portion of long-
  term debt                                               78,083             95,292                          173,375
                                                      ----------         ----------       ----------      ----------
                                                         942,438            426,498                        1,368,936

Long-term debt                                           499,492             14,807                          514,299

Equity interest of other partners
in consolidated subsidiaries                             215,320             43,527                          258,847

Stockholders' equity:
  Preferred stock, $.10 par value;
   10,000,000 shares authorized,
   none issued and outstanding
  Common stock, $.01 par value; 25,000,000
   shares authorized, 3,119,921 (Western),
   400,000 (EWI) and 3,519,921
   (Pro Forma) shares issued and outstanding              31,199             85,379          (81,379)         35,199
 Additional paid-in capital                            4,183,986                  -           83,031       4,267,017
 Retained earnings (deficit)                            (243,512)             1,652           (1,652)       (243,512)
                                                      ----------         ----------       ----------      ----------

                                                       3,971,673             87,031               -        4,058,704
                                                      ----------         ----------       ----------      ----------

                                                      $5,628,923         $  571,863       $       -       $6,200,786
                                                      ==========         ==========       ===========     ==========




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
                          WESTERN COUNTRY CLUBS, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                         WESTERN            EWI             PRO FORMA
                                                      HISTORICAL         PRO FORMA         ADJUSTMENTS        PRO FORMA
                                                      ----------         ---------         -----------        ----------
Revenues:
  Beverage and food sales                             $5,878,502         $1,616,741        $                  $ 7,495,243
  Admission fees                                       1,986,847            735,881                             2,722,728
  Other revenue                                          642,709             67,133                               709,842
                                                      ----------         ----------                           -----------

     Total revenues                                    8,508,058          2,419,755                            10,927,813


Costs and expenses:
  Cost of products and services                        2,349,097            811,945                             3,161,042
  Depreciation and amortization                          642,812             65,212                               708,024
  Interest                                               137,059             46,002                               183,061
  General and administrative
   expense                                             4,909,189          1,104,554                             6,013,743

  Consulting fees - related parties                       11,400            127,005                               138,405
  Rent - related parties                                       -            157,011                               157,011
  Merger expenses                                        117,190                  -                               117,190
                                                      ----------  --     ----------        -----------        -----------

     Total costs and expenses                          8,166,747          2,311,729                            10,478,476
                                                      ----------         ----------        -----------        -----------

Income before taxes, minority
  interest and equity in loss of
  partnership                                            341,311            108,026                               449,337

Provision (benefit) for income
  taxes:
     Current                                             183,660             31,400                               215,060
     Deferred                                            (50,000)             9,300                               (40,700)
                                                      ----------         ----------        -----------        -----------

     Total provision for income
      taxes                                              133,660             40,700                               174,360
                                                      ----------         ----------        -----------        -----------

Income before minority interest and
  equity in loss of partnership                          207,651             67,326                               274,977

Other partners' and shareholders'
  interests in net income of consoli-
  dated subsidiaries, net of income tax
  benefit                                                (20,587)           (13,460)                              (34,047)

Equity in loss of partnership, net of
  income tax benefit                                    (123,676)                 -                              (123,676)

Write off of investment in partnership,
  net of income tax benefit                             (274,621)                 -                              (274,621)
                                                      ----------  --     ----------        -----------        -----------

Net income (loss)                                     $ (211,233)        $   53,866        $                  $  (157,367)
                                                      ==========         ==========        ===========        ===========

Net income (loss) per common
  share                                               $     (.07)        $      .13                           $      (.04)
                                                      ==========         ==========                           ===========

Weighted average common
  shares outstanding                                   3,161,000            400,000                             3,561,000
                                                      ==========         ==========                           ===========




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
                          WESTERN COUNTRY CLUBS, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996


                                                        WESTERN               EWI           PRO FORMA
                                                      HISTORICAL           PRO FORMA       ADJUSTMENTS       PRO FORMA
                                                      ----------         -------------     -----------      ----------
Revenues:
  Beverage and food sales                             $3,544,385          $  957,951       $                $4,502,336
  Admission fees and other revenue                     1,967,085             492,570                         2,459,655
                                                      ----------          ----------       -------------    ----------

   Total revenues                                      5,511,470           1,450,521                         6,961,991

Costs and expenses:
  Cost of products and services                        1,623,473             445,184                         2,068,657
  Depreciation and amortization                          465,496              38,363                           503,859
  Interest                                               109,425              25,681                           135,106
  Management fees - related party                              -              73,685                            73,685
  Rent - related party                                         -             112,500                           112,500
  General and administrative
   expense                                             3,390,571             690,256                         4,080,827
                                                      ----------          ----------       -------------    ----------

     Total costs and
       expenses                                        5,588,965           1,385,669                         6,974,634
                                                      ----------          ----------       -------------    ----------

Income (loss) before taxes, minority
  interest and extraordinary item                        (77,495)             64,852                           (12,643)

Provision (benefit) for income
  taxes                                                  (26,481)             24,190                            (2,291)
                                                      ----------          ----------       -------------    ----------

Income (loss) before minority interest                   (51,014)             40,662                           (10,352)

Other partners' interest in net
  income of consolidated subsidiaries,
  net of income tax provision                             16,528               8,132                            24,660
                                                      ----------          ----------       -------------    ----------

Income (loss) before extraordinary
  item                                                   (67,542)             32,530                           (35,012)

Extraordinary item:
  Gain on extinguishment of debt,
   net of income tax provision                            67,587                   -                            67,587
                                                      ----------          ----------       -------------    ----------

Net income                                            $       45          $   32,530       $                $   32,575
                                                      ==========          ==========       =============    ==========

Net income (loss) per share before
  extraordinary item                                  $    (.02)          $      .08                        $     (.01)

Extraordinary gain                                          .02                    -                               .02
                                                      ----------          ----------       -------------    ----------

Net income per common share                           $       *           $      .08                        $      .01
                                                      ==========          ==========       =============    ==========

Weighted average common
  shares outstanding                                   3,136,000             400,000                         3,536,000
                                                      ==========          ==========       =============    ==========

*  less than .01 per share




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
                          WESTERN COUNTRY CLUBS, INC.

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

                               SEPTEMBER 30, 1996

The pro forma adjustments assume 400,000 shares of common stock of Western were issued in exchange for the currently outstanding shares of common stock of EWI at the beginning of the periods presented.

The following is a summary of the adjustments required based upon the above assumptions.

                                                                          September
                                                                          30, 1996
                                                                           Amount
                                                                          ---------
1.      To record issuance of 400,000
           shares of Western's common stock
           for the common stock of EWI

                 Common stock                                              $(81,379)
                 Additional paid-in capital                                  83,031
                 Retained earnings                                           (1,652)




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